Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multi-Strategy Income and Growth Fund 2, formerly known as Nuveen Preferred and Convertible Income Fund 2
333- 105859
811-21333

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
investment
management
agreement

 Common and
Preferred shares
voting together as a
class

   For

                     67,131,058

   Against

                       3,464,865

   Abstain

                       2,781,38
1
   Broker Non-Votes

                     24,479,784

      Total

                     97,857,088




To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
 Spectrum Asset
Management, Inc
..

   For

                     66,682,033

   Against

                       3,649,140

   Abstain

                       3,046,131

   Broker Non-Votes

                     24,479,784

      Total

                     97,857,088



To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
Symphony Asset
Management LLC



   For

                     66,621,211

   Against

                       3,701,997

   Abstain

                       3,054,096

   Broker Non-Votes

                     24,479,784

      Total

                     97,857,088




To approve a new
sub-advisory
agreement between
 Nuveen Asset
Management and
Tradewinds Global
Investors, LLC



   For

                     66,741,416

   Against

                       3,580,073

   Abstain

                       3,055,815

   Broker Non-Votes

                     24,479,784

      Total

                     97,857,088


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013085.